SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 10, 2003


              FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND
             (Exact name of registrant as specified in its charter)


              Delaware             001-31563           47-1284989
    (State or other jurisdiction  (Commission         (IRS Employer
          of incorporation)      File Number)      Identification No.)




              5800 Corporate Drive
            Pittsburgh, Pennsylvania                   15237-7000
    (Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number, including area code:   (800) 341-7400



Item 9.  Regulation FD Disclosure.

      The following information is furnished pursuant to Item 9 of Form 8-K :

     Following is information that may be made publicly available on or after April 10, 2003.

Information as of 3/31/03 unless otherwise noted.
Overview

Objective:
Current income exempt from federal income tax, including the alternative minimum tax (AMT)

Recommended Benchmark
Lehman Brothers Aggregate
Municipal Bond Index

Pricing
Market Price      $13.60 (Source: Bloomberg)
Daily NAV   $14.42

Portfolio Managers
Mary Jo Ochson, CFA - Began Managing Fund: 12/02
Lee R. Cunningham, II - Began Managing Fund: 12/02
R.J. Gallo - Began Managing Fund: 12/02

Yield (%)
Current Yield based on Market Price       5.51
Current Yield based on NAV                5.20
Taxable Equivalent Market Yield*          8.97

Dividends
Paid Monthly
Record Date: 23rd or the preceding business day of the month
3/03  $0.06250
2/03  $0.06250

Fund History
NYSE Ticker             FPT
CUSIP             31423M105
Inception         12/20/02
Inception NAV     $14.33
Inception Share Price $15.00

Investment Concentration
Intermediate-term municipal securities


Portfolio Assets
$161.7 million

Portfolio Profile
Weighted Average Effective Maturity       9.07 Years
Weighted Average Effective Duration       8.47 Years
to Common**
Weighted Average Effective Duration       5.26 Years
to Gross
Weighted Average Quality                  Aa2/AA (Rated Only)
Number of Securities                      90


Information as of 3/31/03 unless otherwise noted.

Portfolio Manager Commentary

Fund Performance

     The fund's NAV declined 1.3% during March to end at $14.42. Based on NAV, the fund's total return, which includes the monthly dividend of 6.25 cents per share, was (0.87)%. A combination of a rise in market yields on the fund's large holdings of AAA insured bonds and sharply falling prices on the fund's modest holdings in municipal tobacco settlement bonds accounted for the decline in NAV. Despite its decline in March, the NAV of the fund remains above its level at fund inception.

     The fund's market price declined 3.1% over the month to end at $13.60. Based on the market price, the fund's total return for March was (2.71)%. The market price discount to NAV widened from 3.9% at the end of February to 5.7% at the end of March.

     Amid heightened interest rate volatility, the discount of price to NAV widened and the market price traded in a wide range. The discount reached its widest level of 7.24% on March 18 and the market price reached its lowest closing level of $13.32 on March 25. The discount narrowed and the market price rose by month-end. Trading volume of the fund's common shares on the NYSE averaged about 13,800 shares/day.

     The annualized current yield of the fund relative to its month-end closing market price was 5.51%, which equates to 8.97% on a taxable equivalent basis.

Municipal Market

     Uncertainty regarding the likely length and economic effects of the war in Iraq resulted in high volatility in fixed income and equity markets. Economic data generally suggesting a weakening U.S. economy seemed to have little effect on fixed income market direction as market participants focused largely on the latest war news and the reactions in U.S. stock markets. As an indicator of the level of volatility, the ten-year AAA municipal bond yield ranged from 3.39% to 3.85% during the month, and the high and low observations occurred within seven trading days. On net, the AAA ten-year yield ended the month up seven basis points at 3.63%, and yields across the municipal yield curve rose two to nine basis points. (All AAA muni yields from Municipal Market Data.)

     The ratio of municipal bond to Treasury bond yields remained near historically high levels across the yield curve. The primary reasons include high demand for Treasury debt in a time of heightened uncertainty, heavy municipal bond issuance and the potential for additional tax reform.

     The slope of the municipal yield curve remained steep, with the difference between one-year and 10-year AAA yields ranging from 235 to 276 basis points. The steep curve continues to allow for the highly profitable use of leverage to enhance the dividend to common shareholders. The fund paid an average of 1.03% in preferred share dividends in March, while the capital contributed by preferred shareholders was invested in the fund's portfolio of intermediate municipal bonds, which had an average yield to effective maturity of 4.30% for the month.


Commentary

     The total return on the Lehman Brothers Aggregate Municipal Bond Index was 0.06% for the month, with general obligation bonds outperforming revenue bonds. A small sector of the revenue bond universe, tobacco settlement bonds, faced sharply falling prices in late March due to adverse litigation developments weighing heavily on the credit quality of Philip Morris USA. This company is currently responsible for the payment of nearly 50% of revenues that secure such bonds.

Investment Strategy

     The fund's portfolio management team continued to evaluate opportunities to increase holdings of bonds rated BBB or lower, consistent with the fund's income objective. The fund purchased such securities in the private higher education, special tax and electricity & gas sectors during the month. In addition, the portfolio managers implemented strategies to modestly shorten portfolio duration in order to decrease the sensitivity of the fund's NAV to market interest rates. Lastly, amid heightened uncertainty surrounding the financial status of Philip Morris USA and the related deterioration in the credit quality of municipal tobacco settlement bonds, the portfolio managers reduced the fund's holdings of such municipal securities.


Information as of 3/31/03 unless otherwise noted.

Performance/Portfolio Composition

Cumulative Total Return (%)
                              1 month           Since Inception
                                                (12/20/02)
Share Price                   (2.71)                  (8.54)
NAV (based on $15.00)         (5.34)                  (3.09)
NAV (based on $14.33)         (0.87)                   1.50

Premium/Discount of Market Price to NAV
5.69% Discount






Sector Breakdown (Top Six) (%)
Total % of Portfolio:         86.02%
Insured                 51.87
Hospital                10.22
Special Tax                     7.49
Public Power                    5.66
Lifecare                  5.66
Electric and Gas          5.12



Quality Breakdown    (%)
AAA               53.21
AA/A              19.33
BBB               17.05
BB/B/Non Rated    10.41

Top Ten Holdings
Total % of Portfolio:                                 25.14%
Metropolitan Transportation Authority, NY                     2.96%
*Pennsylvania State IDA, Economic   Development         2.84%
Salt River Project, AZ, Agricultural                          2.83%
Improvement & Power
California State, Refunding UT GO Bonds                 2.76%
*Alaska State Housing Finance Corp.                     2.70%
*Delaware Health Facilities Authority                   2.61%
*Austin, TX, Electric Utility System                          2.18%
*San Francisco, CA, City and County                     2.15%
Airport Commission
North Carolina Municipal Power Agency No. 1             2.07%
Kentucky Economic Development Finance                   2.04%
*Insured

Preferred Share Ratings
Moody's                     Aaa
Fitch                             AAA
Face Value of Preferred Shares $61,025,000




     *Taxable Equivalent Market Yields - In calculating these yields, the market yield is divided by (1 minus the applicable tax rate). The maximum federal tax rate (38.6%) is used when calculating the taxable equivalent market yield. Federal Tax Rates are based on the 2003 rates as stated in the Economic Growth and Tax Relief Reconciliation Act of 2001.

     **Duration is a measure of a security's price sensitivity to changes in interest rates. Securities with longer durations are more sensitive to changes in interest rates than securities of shorter durations. The Fund is a closed-end fund.Unlike open-end funds, closed-end funds are not continually offered.There is a one-time public offering, and once issued, shares of closed-end funds are bought and sold in the open market.Consequently, shares of closed-end funds may trade at, above or below their net asset values ("NAV").

     If a closed-end fund's shares trade at a price below their NAV, they are said to be trading at a "discount." Conversely, if a closed-end fund's shares trade at a price above their NAV, they are said to be trading at a "premium." Shares of closed-end funds frequently trade at a discount. The Fund offers Common Shares and Preferred Shares. The Pricing, Yield, Dividends, Fund History and Total Return information provided herein relates to Common Shares only. Unlike Preferred Shares, Common Shares are not rated.

     The Fund's issuance of Preferred Shares creates leverage risks for holders of Common Shares.Two major types of risks created by leverage include: (1) the likelihood of greater volatility of NAV and market price of Common Shares, because changes in the value of the Fund's portfolio securities are borne entirely by holders of Common Shares; and (2) the possibility either that income available for Common Share dividends will fall if the Preferred Shares dividend rate rises, or that income available for Common Shares dividends will fluctuate because the Preferred Shares dividend rate varies.


     The Fund  invests in  high-yield,  lower-rated  securities  that  generally
entail  greater  market,   credit  and  liquidity  risks  than  investment-grade
securities.

     Please refer to the Fund's prospectus for more information on the risks associated with an investment in the Fund.

Income may be subject to state and local taxes.

     Past performance is no guarantee of future results. Total return, price, yields, and NAV will fluctuate.

Total returns of less than 1 year are cumulative.

Portfolio composition is subject to change.

     Credit ratings pertain only to the securities in the Fund's portfolio and do not protect the Fund against market risk.

     For additional information, including definitions of related terms and indexes, see the Financial Glossary and Benchmark Index Glossary.

     The Fund's Common Shares are only available for purchase and sale on the New York Stock Exchange at the current market price. Common Shares may trade at a discount to NAV.

     Consult your investment professional for further information.

Not FDIC Insured May Lose Value No Bank Guarantee

















SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND (Registrant)



                         By  /s/ Mary Jo Ochson
                         Mary Jo Ochson
                         Vice President


Date:  April 10, 2003